UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 14, 2021

Amerant Bancorp Inc.

(Exact name of registrant as specified in its charter)

Florida	001-38534	65-0032379
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification Number)

220 Alhambra Circle

Coral Gables, Florida 33134

(Address of principal executive offices)

(305) 460-8728

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of exchange on which registered
Class A Common Stock	AMTB	NASDAQ
Class B Common Stock	AMTBB	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 14, 2021, Millar Wilson, the Company’s Vice-Chairman and Chief Executive Officer, advised the Board of Directors (the “Company Board”) of Amerant Bancorp Inc. (the “Company”) that he will retire from his roles as Vice Chairman and Chief Executive Officer of the Company and Amerant Bank, N.A., a wholly owned subsidiary of the Company (the “Bank”), effective as described below by the Transition Date. Thereafter, he will remain a director of the Company and a director of the Bank. Also, on January 14, 2021, the Company Board appointed Gerald P. Plush, age 62, as the Company’s Executive-Vice Chairman effective as of February 15, 2021; and as Vice-Chairman and Chief Executive Officer effective the day following the filing of the Company’s 2020 Annual Report on Form 10-K with the Securities and Exchange Commission (“SEC”) (the “Transition Date”). Mr. Plush has also been appointed as Executive Vice-Chairman of the Bank, effective on February 15, 2021 and as Vice-Chairman and Chief Executive Officer of the Bank, effective as of the Transition Date. Mr. Plush’s employment with the Company and the Bank shall be effective as of February 15th, 2021.

To facilitate the transition, Mr. Wilson has agreed to relinquish his title as Vice Chairman of the Board effective February 15th, 2021 but remain as Chief Executive Officer until the Transition Date. After the Transition Date, Mr. Wilson will remain as an Executive Advisor of the Company to assist with the transition of the Vice-Chairman and Chief Executive Officer role until March 31, 2021 (the “Departure Date”).

Appointment of Gerald P. Plush as Vice-Chairman and Chief Executive Officer

Mr. Plush has served as director of the Board of the Company and the Board of the Bank since July and October 2019, respectively. Mr. Plush is a highly respected financial services industry professional with over 30 years of senior executive leadership experience. Mr. Plush’s most recent senior leadership roles in banking include his tenure with Santander Holdings US, from 2014 to 2017, initially as CFO and Executive Committee member, and subsequently as Chief Administrative Officer. Prior to Santander, Mr. Plush served as President and COO for Webster Bank after joining it originally in 2006 as EVP and Chief Financial Officer. Previously, Mr. Plush spent 11 years with MBNA America in a number of senior executive leadership roles. Mr. Plush has extensive public and private company board experience, is actively involved in community service, and has served on the board for several well-known not for profit organizations. Mr. Plush holds a Bachelor of Science degree in Accounting from St. Joseph’s University in Philadelphia.

Mr. Plush is currently a Partner at Patriot Financial Partners, a private equity firm focused on investing in community banks and financial services related companies throughout the United States. Prior to February 15th, 2021, Mr. Plush will resign from all positions (including, but not limited to board (excluding the Company Board and the Bank Board) and advisory positions) held in connection with any prior employer and any of their respective subsidiaries or affiliate entities.

In connection with his appointment, Mr. Plush, (referred to from hereon as Mr. Plush or the “Executive”), the Company and the Bank entered into an Employment Agreement (the “Employment Agreement”) dated January 14, 2021 to provide that Mr. Plush will be employed by the Company and the Bank for a three year term beginning February 15th, 2021 (the “Effective Date”). Unless the Employment Agreement is sooner terminated, or not renewed, it will automatically extend upon the end of its initial term, upon the same terms and conditions, for successive one-year periods. The Employment Agreement may be terminated: (i) upon non extension by the Company or by Executive (ii) by the Executive with or without Good Reason (as defined in the Employment Agreement), (ii) by the Company with or without Cause (as defined in the Employment Agreement) or (iii) as a result of Executive’s death or Disability (as defined in the Employment Agreement).

Under the Employment Agreement, Mr. Plush is entitled to receive the following compensation and benefits in connection with his service as Executive Vice-Chairman, initially, and thereafter as Vice-Chairman and Chief Executive Officer:

•

an annual base salary of $850,000 (the “Base Salary”). The Base Salary will be reviewed at least annually by the Compensation Committee of the Company’s Board of Directors and may be increased (but not decreased);

•

eligibility to receive a discretionary annual performance bonus (“Annual Bonus”). The 2021 Annual Bonus shall be guaranteed to be a minimum of $850,000 and Mr. Plush shall have an opportunity of a maximum payout of 150% of Base Salary;

•	eligibility to receive discretionary equity-based awards commensurate with his position and responsibilities with the Bank and the Company;

•	a one-time payment of $100,000 in order to cover his relocation expenses and a temporary housing allowance of $15,000 per month for up to three months after the Effective Date;

•	a $1,250 monthly car stipend; and

•

participation in all employee benefit plans, practices and programs maintained by the Bank or the Company (excluding, except as provided in the Employment Agreement, any severance pay program or policy of the Bank or the Company), accrual of vacation time, reimbursement for a club membership as well as of certain out-of-pocket business, entertainment, and travel expenses consistent with the Bank’s policies.

The Employment Agreement also provides for severance benefits in the event that Mr. Plush’s employment is terminated: (i) by the Bank without Cause or by the Executive for Good Reason prior to a Change in Control (as defined in the Employment Agreement) or (ii) by the Bank without Cause (other than on account of the executive’s death or Disability) or by Mr. Plush for Good Reason (also referred to as a “Qualifying Termination”) within 24 months following a Change in Control, in each case, subject to Mr. Plush’s timely execution and non-revocation of a release of claims in favor of the Bank and the Company, its affiliates and their respective officers, directors, employees, attorneys, and agents.

In the event of a Qualifying Termination prior to a Change in Control, Mr. Plush will be entitled to receive the following compensation and benefits:

•

one and a half times the sum of (i) the Base Salary and (ii) the average of the Annual Bonuses earned for the three full years preceding the year in which such Qualifying Termination occurs or, if less than three years, the greater of (A) the average of the Annual Bonuses earned for all full years preceding the year in which the termination occurs, or (B) if less than one year, the Executive’s target Annual Bonus in effect for the year in which the termination occurs, which sum shall be payable in substantially equal installments over a period of 18 months in accordance with the Bank’s normal payroll practices;

•

if properly elected under the Consolidated Omnibus Reconciliation Act of 1985 (“COBRA”), reimbursement for a portion of the monthly COBRA payment equal to the employer’s portion of the premium for Mr. Plush, and his dependents, if applicable, under the medical plan immediately prior to termination until the earliest of 18 months following the date of termination, the date Mr. Plush is no longer eligible to receive COBRA continuation coverage or the date Mr. Plush receives or becomes eligible to receive substantially similar coverage from another employer; and

•	treatment of any outstanding equity awards in accordance with the terms of the applicable equity plan and award agreement.

In the event of a termination due to the death or Disability (as defined in the Employment Agreement), Mr. Plush (or Executive’s estate and/or beneficiaries, as the case may be) will be entitled to receive: (i) any accrued but unpaid Base Salary and any accrued but unused vacation; (ii) reimbursement for unreimbursed business expenses properly incurred by Mr. Plush prior to the termination of employment; (iii) such employee benefits, if any, as to which Mr. Plush may be eligible under the Bank’s employee benefit plans as of the termination of employment (collectively the “Accrued Amounts”); provided that, in no event shall Mr. Plush be eligible to receive any payments in the nature of severance or termination payments except as specifically provided in the Employment Agreement; and (iv) a lump sum cash payment equal to the product of the Annual Bonus that he would have earned for the year in which the termination occurs based on achievement of the applicable performance goals for such year and a fraction, the numerator of which is the number of days Executive was employed by the Bank and the Company during the year of termination and the denominator of which is the number of days in such year. In addition, any outstanding equity will be treated in accordance with the terms of the applicable equity plan and award agreement.

In the event of a Qualifying Termination during the 24 months following a Change in Control, Mr. Plush will be entitled to receive the same compensation and benefits, except instead of one and a half times the Base Salary and average Annual Bonus payment made in installments described above, Mr. Plush will be entitled to receive a lump sum payment equal to 2.99 times the sum of (i) the Base Salary and (ii) the average of the Annual Bonuses earned for the three full years preceding the year in which such qualifying termination occurs or, if less than three years, the greater of (A) the average of the Annual Bonuses awarded for all full years preceding the year in which the termination occurs, or (B) if less than one year, Mr. Plush’s target Annual Bonus in effect for the year in which the termination occurs. Also, any outstanding equity awards will immediately vest upon a Qualifying Termination of employment following a Change in Control in accordance with the terms of the applicable equity plan and award agreement.

The Employment Agreement also includes customary intellectual property, non-solicitation, non-compete and confidentiality provisions.

The foregoing is only a brief description of the material terms of the Employment Agreement, does not purport to be a complete description of such Employment Agreement, and is qualified in its entirety by reference to the Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In connection with his appointment, Mr. Plush will receive a sign-on grant of restricted stock units and performance based restricted stock units (collectively, the “Sign-on Grant”) with a value equal to two hundred twenty-five percent (225%) of his Base Salary, or $1,912,500. The number of units to be awarded pursuant to the Sign-on Grant shall be determined using the average closing price of the Company’s common stock for the 20 business days preceding the date the Sign-on Grant is awarded. Fifty percent (50%) of the Sign-on Grant shall be in the form of restricted stock units that shall vest ratably over a three-year period and the remaining fifty percent (50%) shall be in the form of performance based restricted stock units that will cliff vest subject to the achievement of performance goals at the end of the three-year performance period.

Mr. Plush has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K, has no arrangement or understanding between him and any other person relating to his appointment as an officer required to be disclosed pursuant to Item 401(b) of Regulation S-K or Item 5.02(d) of Form 8-K and has no family relationships required to be disclosed pursuant to Item 401(d) of Regulation S-K.

As of the date hereof, Mr. Plush is a member of the Audit, Corporate Governance and Nominating and Risk Committees but will resign from all committees on or before February 15th, 2021.

Departure of Millar Wilson as Vice-Chairman and Chief Executive Officer

In connection with Mr. Wilson’s departure as Vice-Chairman and Chief Executive Officer, he has executed a confirmation of termination of employment agreement, a form of which was included as an appendix to Mr. Wilson’s existing employment agreement with the Company and the Bank (the “Release”). In accordance with the Release, (i) effective February 15, 2021, Mr. Wilson will relinquish his title as Vice Chairman of the board but remain the Chief Executive Officer; (ii) effective on the day immediately following the day the Company files the Annual Report (SEC Form 10-K) with the Securities Exchange Commission, Mr. Wilson will cease to be the Chief Executive Officer of the Company and the Bank and will continue to serve in the role of Executive Advisor until the Departure Date to help facilitate the on-boarding and transition of his successor. Through the Departure Date, Mr. Wilson will continue to be paid an annual base salary (at a rate of $800,000.00) in periodic installments in accordance with the Bank’s normal payroll practices and, upon the Departure Date, Mr. Wilson will only be entitled to receive the Accrued Amounts (as such term is defined in Mr. Wilson’s existing employment agreement). After the Departure Date, Mr. Wilson will remain a member of the boards of directors of the Company, Amerant Florida Bancorp Inc., and the Bank but will relinquish all other positions on the boards of directors or offices at any of their subsidiaries.

In connection with his departure, the Company and the Bank are expected to enter into a consulting agreement effective as of the Departure Date with Mr. Wilson (the “Consulting Agreement”). Pursuant to the Consulting Agreement, from the Departure Date through December 31, 2021, Mr. Wilson will provide support to the incoming Vice-Chairman and Chief Executive Officer in connection with ongoing transactions and processes and guidance and advice on business strategy matters. For such consulting services, Mr. Wilson will be paid a monthly retainer fee of $7,500.

Mr. Wilson’s remaining unvested equity award will continue to vest on December 21, 2021 (the “Vesting Date”) provided Mr. Wilson remains a director of the board of directors of the Company and the Bank or a consultant pursuant to the Consulting Agreement after the Termination Date through the Vesting Date.

The foregoing description of the Release is qualified in its entirety by reference to the full text of the Release, which is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

Item 8.01	Other Events.

On January 21, 2021, the Company issued a press release announcing the appointment of Mr. Plush as the Company’s Vice-Chairman and Chief Executive Officer and the retirement of Mr. Wilson. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Number	Exhibit

10.1	Employment Agreement, dated January 14, 2021, between Amerant Bank, N.A, Amerant Bancorp Inc. and Gerald P. Plush

10.2	Termination of Employment Agreement, dated January 20, 2021, between Amerant Bank, N.A, Amerant Bancorp Inc. and Millar Wilson

99.1	Press Release of Amerant Bancorp Inc. issued January 21, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 21, 2021	Amerant Bancorp Inc.

	By:	/s/ Ivan E. Trujillo
	Name:	Ivan E. Trujillo
	Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary